UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2012

SALEM COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03

CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN

OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

OF A REGISTRANT

SIGNATURE

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Credit Facility with First California Bank

On May 21, 2012, Salem Communications Corporation (“Salem”) entered into a new Business Loan Agreement, Promissory Note and related loan documents with First California Bank (the “FCB Loan”). The FCB Loan is an unsecured, Ten Million Dollar ($10,000,000), fixed-term loan with a maturity date of June 15, 2014.  The interest rate for the FCB Loan (“Interest Rate”) is variable and shall be equal to the greater of: (a) 4.250% or (b) the Wall Street Journal Prime Rate as published in The Wall Street Journal and reported by FCB plus 1%.

Salem is required to repay the FCB Loan as follows: (a) twenty three (23) consecutive monthly interest payments based upon the then-current principal balance outstanding at the then-current Interest Rate commencing on September 15, 2012; (b) seven quarterly consecutive principal payments of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) each commencing on September 15, 2012; and (c) one final principal and interest payment on June 15, 2014 of all outstanding and unpaid interest and principal as of such maturity date.  The FCB Loan may be prepaid at any time by Salem subject to a minimum interest charge of Fifty Dollars ($50).  If an event of default occurs on the FCB Loan, the Interest Rate may increase by 5.00% per annum.

The FCB Loan is unsecured and is subordinate in all respects to Salem’s existing Credit Agreement dated December 1, 2009 (as amended to date, the “Credit Facility”) by and among Salem, Bank of America, N.A. (“Bank of America”), as Administrative Agent, Swingline Lender, L/C Issuer and a Lender and the other Lenders party thereto, which included: (i) an assignment by Bank of America of its roles as Administrative Agent, Swingline Lender and L/C Issuer under the Credit Facility and the related loan documents to Wells Fargo Bank, National Association (“Wells Fargo”); (ii) an assignment by each Lender under the Credit Facility of the full amount of its loans and commitments thereunder to Wells Fargo; and (iii) the execution and delivery of a Second Amendment to the Credit Facility dated as of November 15, 2011 by and between Salem and Wells Fargo, as Administrative Agent, Swingline Lender, L/C Issuer and a Lender thereto.  FCB, Wells Fargo and Salem have entered into a subordination agreement concerning the FCB Loan’s status as subordinate to the Wells Fargo Credit Facility and the description of terms herein is subject to such subordination agreement.  Salem’s obligations under the FCB Loan are guaranteed by guaranties executed in favor of FCB by Edward G. Atsinger III, Salem’s CEO and board member, Mr. Stuart Epperson, Salem’s Chairman of the Board and board member and trusts controlled by these two individuals.

Affiliate Line of Credit with Director Roland S. Hinz

On May 21, 2012, Salem also entered into a separate binding letter of intent (the “LOI”) with Roland S. Hinz, a Salem board member (the “Affiliate Lender”).   Pursuant to the LOI, Mr. Hinz has committed to provide an unsecured revolving line of credit to Salem in a principal amount of up to Six Million Dollars ($6,000,000) (the “Affiliate Line of Credit”).  The proceeds of the Affiliate Line of Credit are available on two business days prior notice to Affiliate Lender and such proceeds may be used to repurchase a portion of Salem’s outstanding senior secured notes.  Outstanding amounts under the Affiliate Line of Credit will bear interest at a rate equal to the lesser of (x) 5% per annum, and (y) the maximum rate permitted for subordinated debt under the Wells Fargo Credit Facility referred to above, calculated as LIBOR plus the spread for Eurodollar Rate Loans set forth in the Wells Fargo Credit Facility plus 2% per annum.  Interest is payable at the time of any repayment of principal.  In addition, outstanding amounts under the Affiliate Line of Credit must be repaid within five months from the time that such amounts are borrowed and may be paid and then re-borrowed at Salem’s discretion without penalty or premium.

The indebtedness under the Affiliate Line of Credit is unsecured and subordinate in all respects to the indebtedness under the Wells Fargo Credit Facility described above pursuant to a subordination agreement that has been entered into among Wells Fargo, Salem and the Affiliate Lender and the description of terms herein is subject to such subordination agreement.  The Affiliate Line of Credit does not contain any covenants.

Because the transaction with Mr. Hinz described above constitutes a related party transaction, the nominating and corporate governance committee (the “Committee”) of Salem’s board of directors approved the entry by Salem into the LOI and any definitive credit agreements associated therewith.  As part of its consideration, the Committee concluded that the terms of the Affiliate Line of Credit were more favorable to Salem as compared to terms of lines of credit available from unaffiliated third parties.

Except as described above, capitalized terms not defined herein and the material terms of the Wells Fargo Credit Facility are as disclosed in Item 1.01 of Salem’s Current Report on Form 8-K filed on December 3, 2009, as modified by Item 1.01 of Salem’s Current Report on Form 8-K filed on November 4, 2010, and Item 1.01 of Salem’s Current Report on Form 8-K filed on November 18, 2011.

ITEM 2.03     CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above under Item 1.01 is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION

Date: May 25, 2012	By:	/s/EVAN D. MASYR
Evan D. Masyr
Senior Vice President and Chief Financial Officer